EXHIBIT 16.1


ERNST & YOUNG LLP
AmSouth/Harbert Plaza
Suite 1900
1901 Sixth Avenue North
Birmingham, Alabama  35203

Phone:  (205) 251-2000
www.ey.com

April 23, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

We have read Item 4 of Form 8-K dated April 11, 2003, of HEALTHSOUTH Corporation and are in agreement with the statements contained in the second, third, fourth, fifth, sixth and eighth paragraphs therein. We have no basis to agree or disagree with other statements of the registrant contained therein.